Exhibit 10.11

CUSTODIAN AGREEMENT

between

UNITED AUTO CREDIT CORPORATION,

as Custodian,

and

COMPUTERSHARE TRUST COMPANY, N.A.,

as Indenture Trustee

Dated as of February 28, 2025

THIS CUSTODIAN AGREEMENT, dated as of February 28, 2025 (this "Agreement"), is between UNITED AUTO CREDIT CORPORATION, as custodian (in such capacity, the "Custodian") and COMPUTERSHARE TRUST COMPANY, N.A., as indenture trustee acting on behalf of the holders of the Notes (the "Indenture Trustee"). Capitalized terms used herein which are not defined herein shall have the meanings set forth in the Purchase Agreement, the Sale and Servicing Agreement or the Indenture (each, as hereinafter defined).

W I T N E S S E T H:

WHEREAS, United Auto Credit Corporation ("United Auto") and United Auto Credit Financing LLC (the "Depositor") have entered into a Purchase Agreement, dated as of February 28, 2025 (the "Purchase Agreement"), pursuant to which United Auto has sold, transferred and assigned to the Depositor all of its right, title and interest in and to the Receivables and certain Other Conveyed Property;

WHEREAS, the Issuer, United Auto, as Servicer (the "Servicer"), the Depositor and Computershare Trust Company, N.A., as Indenture Trustee and Backup Servicer, have entered into a Sale and Servicing Agreement, dated as of February 28, 2025 (the "Sale and Servicing Agreement"), pursuant to which the Depositor has sold, transferred and assigned to the Issuer all of Depositor's right, title and interest in and to the Receivables and certain Other Conveyed Property;

WHEREAS, the Issuer has entered into an Indenture, dated as of February 28, 2025 (the "Indenture"), between the Issuer and the Indenture Trustee, pursuant to which the Issuer issued the Notes secured by the Receivables and certain other Collateral; and

WHEREAS, the Indenture Trustee wishes to appoint the Custodian to hold the Receivable Files as the custodian on behalf of the Indenture Trustee.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.
Appointment of Custodian; Acknowledgement of Receipt. Subject to the terms and conditions hereof, the Indenture Trustee hereby revocably appoints the Custodian, and the Custodian hereby accepts such appointment, as custodian and bailee on behalf of the Issuer and the Indenture Trustee, to maintain exclusive custody of the Receivable Files relating to the Receivables from time to time pledged to the Indenture Trustee as part of the Other Conveyed Property; provided, that it is understood and agreed that the Indenture Trustee shall not be responsible for the acts or omissions of the Custodian. In performing its duties hereunder, the Custodian agrees to act with reasonable care, using that degree of skill and attention that a commercial bank acting in the capacity of a custodian would exercise with respect to files relating to comparable automotive or other receivables that it services or holds for itself or others (the "Standard of Care"). The Custodian hereby, as of the Closing Date, acknowledges receipt of the Receivable File for each Receivable listed in the Schedule of Receivables attached as Schedule A to the Sale and Servicing Agreement, subject to any exceptions noted on the Custodian's Acknowledgement (as defined below). As evidence of its acknowledgement of such receipt of such Receivables, the Custodian shall execute and deliver on the Closing Date the Custodian's Acknowledgement attached hereto as Exhibit A (the "Custodian's Acknowledgement").
2.
Maintenance of Receivables Files at Office. The Custodian agrees to maintain the Receivable Files (or access to any Receivable Files stored in electronic format) at its office located at 1071 Camelback Street, Suite 100, Newport Beach, California 92660 or at such other office in the United States as shall from time to time be identified to the Indenture Trustee upon prior written notice. The Custodian will hold the Receivable Files in such office on behalf of the Issuer and the Indenture Trustee, clearly identified as being separate from any other instruments and files on its records, including other instruments and files held by the Custodian and in compliance with Section 3(a) of this Agreement. With respect to each Receivable evidenced by an Electronic Contract, the Custodian shall maintain an Authoritative Copy of such Electronic Contract in the UACC 2025-1 ABS Vault Partition.
3.
Duties of Custodian.
(a)
Safekeeping. The Custodian shall hold the Receivable Files, including any receivables systems on which the Receivable Files are electronically stored, on behalf of the Issuer and the Indenture Trustee clearly identified as being separate from all other files or records maintained by the Custodian at the same location and shall maintain, or cause to be maintained, such accurate and complete accounts, records and computer systems, including the E-Vault System, pertaining to each Receivable File as will enable the Indenture Trustee and the Servicer to comply with the terms and conditions of the Sale and Servicing Agreement, provided, however, the Custodian may convert a Receivable that is "tangible chattel paper" (within the meaning of the UCC as in effect in the State of New York) to "electronic chattel paper" (within the meaning of the UCC as in effect in the State of New York) and may convert a Receivable that is "electronic chattel paper" (within the meaning of the UCC as in effect in the State of New York) to "tangible chattel paper" (within the meaning of the UCC as in effect in the State of New York). Each Receivable shall be identified on the books and records of the Custodian in a manner that (i) is consistent with the Standard of Care, (ii) indicates that the Receivables are held by the Custodian on behalf of the Issuer and the Indenture Trustee and (iii) is otherwise necessary, as reasonably determined by the Custodian, to comply with the terms of this Agreement. The Custodian shall conduct, or cause to be conducted, periodic physical inspections of the Receivable Files held by it under this Agreement, and of the related accounts, records and computer systems, in such a manner as shall enable the Indenture Trustee and the Custodian to verify the accuracy of the Custodian's inventory and recordkeeping. Such inspections shall be conducted at such times, in such manner and by such Persons including, without limitation, Independent Accountants, as the Indenture Trustee may request and the cost of such inspections shall be borne directly by the Custodian and not by the Indenture Trustee. The Custodian shall promptly report to the Indenture Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Upon request, the Custodian shall make copies or other electronic file records (e.g. diskettes, CDs, etc.) (the "Copies") of the Receivable Files and shall deliver such Copies to the Indenture Trustee and the Indenture Trustee shall hold such Copies on behalf of the Noteholders. Subject to Sections 3(d) and 3(f) of this Agreement, the Custodian shall, or shall cause any sub-contractor to, at all times maintain (i) the original (or certified copy) of the fully executed original retail installment sales contract or promissory note; provided, however, this shall not apply to a Receivable that has

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been converted from "tangible chattel paper" (within the meaning of the UCC as in effect in the State of New York) to "electronic chattel paper" (within the meaning of the UCC as in effect in the State of New York), and, for an Electronic Contract, the Authoritative Copy of such Electronic Contract as described in Section 3(f) of this Agreement and (ii) the original of the Lien Certificate or application therefor (if no such Lien Certificate has yet been issued), in each case relating to each Receivable in a fire resistant vault, consistent with the Standard of Care; provided, however, the Lien Certificate may be maintained with a sub-contractor pursuant to Section 8 of this Agreement or electronically by the Registrar of Titles of the applicable State pursuant to applicable State laws, with confirmation thereof maintained by the Custodian or a sub-contractor.
(b)
Access to Records. The Custodian shall, subject only to the Custodian's security requirements applicable to its own employees having access to similar records held by the Custodian, which requirements shall be consistent with the Standard of Care, and at such times as may be reasonably imposed by the Custodian, permit only the (i) the Indenture Trustee on behalf of the Noteholders or (ii) following the discharge of the Indenture, the Owner Trustee, acting at the direction of the Majority Certificateholders or, in each case, its duly authorized representatives, attorneys or auditors to inspect, at the Servicer's expense, the Receivable Files and the related accounts, records and computer systems maintained by the Custodian pursuant hereto at such times as the Indenture Trustee or Owner Trustee, as applicable, may reasonably request.
(c)
Release of Documents. Consistent with the Standard of Care, the Custodian may release any Receivable in the Receivable Files to the Servicer, if appropriate, under the circumstances provided in Section 3.4(b) of the Sale and Servicing Agreement.
(d)
Administration; Reports. The Custodian shall, in general, attend to all non-discretionary details in connection with maintaining custody of the Receivable Files on behalf of the Indenture Trustee. In addition, the Custodian shall assist the Issuer, the Servicer and the Indenture Trustee, as applicable, generally in the preparation of any routine reports to Noteholders or to regulatory bodies, to the extent necessitated by the Custodian's custody of the Receivable Files.
(e)
Review of Lien Certificates. On or before the Closing Date, the Custodian shall deliver to the Indenture Trustee a listing in the form attached hereto as Schedule II of Exhibit A, of all Receivables with respect to which a Lien Certificate, showing United Auto as secured party, was not included in the related Receivable File as of such date. In addition, the Custodian shall deliver to the Indenture Trustee an exception report, in the form attached hereto as Schedule I of Exhibit A, (i) no later than the last Business Day of the calendar month during which the 90th day after the Closing Date occurred, (ii) no later than the last Business Day of the calendar month during which the 180th day after the Closing Date occurred and (iii) at any other time upon the written request of the Indenture Trustee.

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(f)
Covenants with respect to Electronic Contracts.

(i) The Custodian shall not appoint any Person, other than its own personnel (or personnel of its agents or sub-contractors or the Indenture Trustee), as "System Users" or "Credentialed Persons" (in each case as defined in the E‑Vault System Description) in respect of the UACC 2025-1 ABS Vault Partition and the Receivables contained therein and shall not otherwise permit any Person to have access thereto (other than in connection with audits not prohibited hereunder);

(ii) The Custodian shall maintain, or cause to be maintained, each Electronic Contract such that (A) a watermark on the Authoritative Copy thereof shall read "View of Authoritative Copy", (B) a watermark on any copy of an Authoritative Copy thereof or a copy of such Contract that constitutes "electronic chattel paper" shall read "View of Non-Authoritative Copy", and (C) the Required Legend is placed on each perceivable rendering thereof;

(iii) The Custodian shall not transfer, "Export" (as defined in the E‑Vault System Description) or destroy any Electronic Contract, except in accordance with the terms hereof and the other Basic Documents; and

(iv) The Custodian shall at all times maintain "control" (within the meaning of Section 9-105 of the UCC) of the Receivables that are Electronic Contracts.

4.
Instructions; Authority to Act. The Custodian shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Responsible Officer of the Indenture Trustee or, following the discharge of the Indenture, the Issuer. Such instructions may be general or specific in terms. A copy of any such instructions shall be furnished by the Indenture Trustee or the Issuer, as applicable.
5.
Custodian Fee. For its services under this Agreement, the Custodian shall be entitled to reasonable compensation to be paid by the Servicer.
6.
Indemnification by the Custodian. The Custodian agrees to indemnify the Issuer, the Owner Trustee, the Backup Servicer and the Indenture Trustee, their respective officers, directors, agents and employees thereof and the Noteholders and the Certificateholders against any and all liabilities, obligations, losses, damage, payments, costs or expenses of any kind whatsoever (including the fees and expenses of counsel and including, without limitation, any attorney's fees, costs (including court costs) and expenses incurred in connection with (a) any enforcement (including any action, claim or suit brought) by an indemnified party pursuant to this paragraph of any indemnification or other obligation of the Custodian, any other party to the Basic Documents or any other Persons and (b) a successful defense, in whole or in part, of any claim that the Owner Trustee, the Indenture Trustee or the Backup Servicer breached its standard of care) that may be imposed on, incurred or asserted against the Issuer, the Owner Trustee, the Backup Servicer and the Indenture Trustee and their respective officers, directors, employees, agents, attorneys and successors and assigns as the result of any act or omission in any way relating to the maintenance

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and custody by the Custodian of the Receivable Files (including, without limitation, any attorney's fees, costs (including court costs) and expenses incurred in connection with (a) any enforcement (including any action, claim or suit brought) by the Owner Trustee, Indenture Trustee or Backup Servicer of any indemnification or other obligation of the Custodian, any other party to the Basic Documents or any other Persons and (b) a successful defense, in whole or in part, of any claim that the Owner Trustee, the Indenture Trustee or the Backup Servicer breached its standard of care); provided, however, that the Custodian shall not be liable for any portion of any such liabilities, obligations, losses, damages, payments or costs or expenses due to the willful misconduct, bad faith or gross negligence of the Issuer, the Owner Trustee, the Backup Servicer or the Indenture Trustee or the officers, directors, employees and agents thereof. In no event shall the Custodian be directly liable to any third party for acts or omissions of the Custodian. The indemnity obligations hereunder shall survive any termination or assignment of this Agreement or the resignation or removal of any party. In the event the Custodian fails to provide such indemnity payments due pursuant to this Section to the Owner Trustee, Indenture Trustee or Backup Servicer, the Owner Trustee, Indenture Trustee and Backup Servicer shall collect such indemnity amounts pursuant to Section 7.2 of the Trust Agreement (with respect to the Owner Trustee), Section 5.7(b) of the Sale and Servicing Agreement or Section 5.6 of the Indenture, as applicable.
7.
Advice of Counsel. The Custodian and the Indenture Trustee further agree that the Custodian shall be entitled to rely and act upon advice of counsel with respect to its performance hereunder as Custodian and shall be without liability for any action reasonably taken in good faith pursuant to such advice, provided that such action is not in violation of applicable federal or State law.
8.
Delegation of Duties. The Custodian may delegate duties under this Agreement to an Affiliate of the Custodian without first obtaining the consent of any Person. The Custodian also may at any time perform through sub-contractors the duties under this Agreement, without the consent of the Issuer, the Owner Trustee or the Backup Servicer, but with the prior written consent of the Indenture Trustee or, following the discharge of the Indenture, the Issuer; provided, however, that the Custodian's use of eOriginal, DealerTrack® and other digital document service providers will not require the consent of any Person. No delegation or sub-contracting by the Custodian of its duties herein in the manner described in this Section 8 shall relieve the Custodian of its responsibility with respect to such duties.
9.
Effective Period, Termination, and Amendment; Interpretive and Additional Provisions. This Agreement shall become effective as of the date hereof and shall continue in full force and effect until it (i) shall automatically terminate following the winding-up and termination of the Issuer and the termination of the Trust Agreement in accordance with the terms of the Trust Agreement or (ii) is otherwise terminated as hereinafter provided. This Agreement may be amended at any time by mutual agreement of the parties hereto with the prior written consent of the Backup Servicer and the Indenture Trustee and may be terminated by any party by giving written notice to the other parties, such termination to take effect no sooner than 30 days after the date of such notice. The Owner Trustee's, the Indenture Trustee's and the Backup Servicer's costs and expenses related to any such amendment shall be paid by the Issuer pursuant to Article VII of the Trust Agreement (with respect to the Owner Trustee), Section 5.7(b) of the Sale and Servicing Agreement or Section 5.6 of the Indenture, as applicable. So long as United Auto is serving as Custodian, any termination or resignation of United Auto as Servicer under the Sale and Servicing

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Agreement shall terminate United Auto as Custodian under this Agreement. The Indenture Trustee (at the direction of the Majority Noteholders) or, following the discharge of the Indenture, the Owner Trustee (acting at the direction of the Majority Certificateholders) shall have the right to appoint an eligible successor Custodian. If no successor Custodian has been appointed when the predecessor Custodian ceases to act as Custodian hereunder, the Indenture Trustee will, without further action, be automatically appointed the successor Custodian and shall enter into a new custodian agreement. The Indenture Trustee will be released from its duties and obligations as successor Custodian on the date that a new custodian agrees to appointment as successor Custodian. Upon any termination or amendment of this Agreement, the Indenture Trustee, in the case of amendments, and the party seeking termination, in the case of terminations, shall give written notice to the Custodian, who shall deliver such notice to the Rating Agencies. Immediately after receipt of notice of termination of this Agreement, the Custodian shall deliver the Receivable Files to the successor Custodian on behalf of the Noteholders and at the Custodian's expense, at such place or places as the successor Custodian may designate, and the successor Custodian, or its agent, as the case may be, shall act as custodian for such Receivables Files on behalf of the Noteholders or following the discharge of the Indenture, the Certificateholders. If, within 72 hours after the termination of this Agreement, the Custodian has not delivered the Receivable Files in accordance with the preceding sentence, the Indenture Trustee may enter the premises of the Custodian and remove the Receivable Files from such premises. In connection with the administration of this Agreement, the parties may agree from time to time upon the interpretation of the provisions of this Agreement as may in their joint opinion be consistent with the general tenor and purposes of this Agreement, any such interpretation to be signed by all parties and annexed hereto.
10.
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law provisions thereof (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law). EACH OF THE PARTIES HERETO HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, LOCATED IN THE BOROUGH OF MANHATTAN, AND THE FEDERAL COURTS LOCATED WITHIN THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

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11.
Notices. All demands, notices and communications hereunder shall be in writing, electronically delivered or mailed, and shall be deemed to have been duly given upon receipt (a) in the case of the Custodian, at the following address: United Auto Credit Corporation, 1071 Camelback Street, Suite 100, Newport Beach, California 92660, Attention: Chief Financial Officer, or via electronic delivery to finance@unitedautocredit.net, (b) in the case of the Indenture Trustee, at the following address: Computershare Trust Company, N.A., 1505 Energy Park Drive, St. Paul, Minnesota 55108, Attention: Computershare Corporate Trust – Asset-Backed Administration, or via electronic delivery to Mike.Oller@computershare.com, (c) in the case of in the case of DBRS, at the following address: 140 Broadway, 35th Floor, New York, New York 10005, Attention: ABS Surveillance, or via electronic delivery to abs_sureillance@dbrs.com, and (d) in the case of Standard & Poor's, via electronic delivery to Servicer_reports@sandp.com; for any information not available in electronic format, hard copies should be sent to the following address: 55 Water Street, 41st floor, New York, New York 10041-0003, Attention: ABS Surveillance Group, or at such other address as shall be designated by such party in a written notice to the other parties. Where this Agreement provides for notice or delivery of documents to the Rating Agencies, failure to give such notice or deliver such documents shall not affect any other rights or obligations created hereunder.
12.
Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Concurrently with the appointment of a successor Indenture Trustee under the Sale and Servicing Agreement, the parties hereto shall amend this Agreement to make said successor Indenture Trustee the successor to the Indenture Trustee hereunder.
13.
Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Computershare Delaware Trust Company, not individually or personally but solely as owner trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, covenants, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, covenants, undertakings and agreements by Computershare Delaware Trust Company but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Computershare Delaware Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) Computershare Delaware Trust Company has not verified or made any investigation as to the accuracy or completeness of any of the representations and warranties made by the Issuer or any other party in this Agreement, and (e) under no circumstances shall Computershare Delaware Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, duty (including fiduciary duty, if any), representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents.

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14.
Electronic Signatures. This Agreement shall be valid, binding and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (a) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, "Signature Law"), (b) an original manual signature or (c) a faxed, scanned or photocopied manual signature. Each faxed, scanned or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings and authentication of certificates when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by a duly authorized officer on the day and year first above written.

COMPUTERSHARE TRUST COMPANY, N.A.,

as Indenture Trustee

By:
Name:
Title:

UNITED AUTO CREDIT CORPORATION,

as Custodian

By:
Name:	Jonathan Sandison
Title:	Chief Financial Officer

The foregoing Custodian Agreement

is hereby confirmed and accepted

as of the date first above written.

UNITED AUTO CREDIT SECURITIZATION TRUST 2025-1,

as Issuer

By: COMPUTERSHARE DELAWARE TRUST COMPANY, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:
Name:
Title:

EXHIBIT A

CUSTODIAN'S ACKNOWLEDGEMENT

United Auto Credit Corporation (the "Custodian") acts as Custodian under a Custodian Agreement, dated as of February 28, 2025, between the Custodian and Computershare Trust Company, N.A., as Indenture Trustee, pursuant to which the Custodian holds on behalf of the Indenture Trustee for the benefit of the Noteholders certain "Receivable Files," as defined in the Sale and Servicing Agreement, dated as of February 28, 2025 (the "Sale and Servicing Agreement"), among United Auto Credit Securitization Trust 2025-1, as Issuer, United Auto Credit Financing LLC, as Depositor, United Auto Credit Corporation, as Servicer, and Computershare Trust Company, N.A., as Indenture Trustee and Backup Servicer. The Custodian hereby acknowledges receipt of the Receivable File for each Receivable listed in the Schedule of Receivables attached as Schedule A to the Sale and Servicing Agreement, except as noted in the Custodian Exception List attached as Schedule I hereto and the Lien Perfection Exception List attached as Schedule II hereto.

IN WITNESS WHEREOF, the Custodian has caused this acknowledgement to be executed by its duly authorized officer as of this _____ day of ________, 20___.

UNITED AUTO CREDIT CORPORATION,

as Custodian

By:
Name:
Title:

SCHEDULE I

Custodian Exception List

[On File with United Auto, the Indenture Trustee and Katten Muchin Rosenman LLP]

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SCHEDULE II

Lien Perfection Exception List

[On File with United Auto, the Indenture Trustee and Katten Muchin Rosenman LLP]

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